Exhibit 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF THE

SARBANES-OXLEY ACT OF 2002

Each of the undersigned hereby certifies, for the purposes of Section 1350 of Chapter 63 of Title 18 of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in his capacity as an officer of Zynex, Inc. (“Zynex”), that to his knowledge:

1.	This Annual Report on Form 10-K/A for the year ended December 31, 2024 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.	The information contained in such Report fairly presents, in all material respects, the financial condition and results of operations of Zynex for the period covered by this Report.

This Certification is executed as of July 24, 2025

/s/ DANIEL MOORHEAD
Daniel Moorhead
Chief Financial Officer and Principal Financial and Accounting Officer